EXHIBIT 23.1
CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-133702) of Taleo Corporation of our report dated May 21, 2007 relating to the financial statements of JobFlash, Inc. which are included in this Current Report on Form 8-K/A of Taleo Corporation.
/s/ Brown Adams LLP
Palo Alto, California
May 25, 2007